Exhibit 4.5

Dated February 25, 2015

$81,850,000

AMENDMENT NO. 2 TO TERM LOAN FACILITY

FASTNET SHIPCO LLC

SHANNON SHIPCO LLC

ROCKALL SHIPCO LLC

FORTH SHIPCO LLC

VIKING SHIPCO LLC

as joint and several Borrowers

and

ARDMORE SHIPPING CORPORATION

ARDMORE SHIPPING LLC

as joint and several Guarantors

and

DVB BANK SE

as Original Lender

and

DVB BANK SE

as Facility Agent

and

DVB BANK SE

as Security Agent

SUPPLEMENTAL AGREEMENT

relating to the refinancing of

m.t. “Ardmore Seafarer”, m.t. “Ardmore Seamaster” and m.t. “Ardmore Centurion” and the

financing of hull numbers S-5118 and S-5119 at SPP Shipbuilding Co., Ltd.

Index

Clause		Page

1	Definitions and Interpretation	1
2	Agreement of the Finance Parties	2
3	Conditions Precedent	2
4	Representations	3
5	Amendments to Facility Agreement and other Finance Documents	3
6	Further Assurance	6
7	Costs and Expenses	7
8	Notices	7
9	Counterparts	7
10	Governing Law	7
11	Enforcement	7

Schedules

Schedule 1 Conditions Precedent		9

Execution

Execution Pages		10

THIS AGREEMENT is made on [—] 2015

PARTIES

(1)	FASTNET SHIPCO LLC, SHANNON SHIPCO LLC, ROCKALL SHIPCO LLC, FORTH SHIPCO LLC and VIKING SHIPCO LLC, each a limited liability company formed in the Republic of the Marshall Islands whose registered address is at The Trust Company of the Marshall Islands, Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as joint and several borrowers (together the “Borrowers” and each a “Borrower”)

(2)	ARDMORE SHIPPING CORPORATION, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at The Trust Company of the Marshall Islands, Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“ASC”)

(3)	ARDMORE SHIPPING LLC, a limited liability company incorporated in the Republic of the Marshall Islands whose registered address is at The Trust Company of the Marshall Islands, Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“ASLLC” and together with ASC the “Guarantors”)

(4)	DVB BANK SE acting through its office at Platz der Republic 6, D-60325 Frankfurt am Main, Federal Republic of Germany as lender (the “Original Lender”)

(5)	DVB BANK SE as agent of the other Finance Parties (the “Facility Agent”)

(6)	DVB BANK SE as security agent for the Secured Parties (the “Security Agent”)

BACKGROUND

(A)	By the Facility Agreement, the Original Lender agreed to make available to the Borrowers a facility of (originally) up to $81,850,000.

(B)	This Agreement sets out the terms and conditions on which the Original Lender and the other Finance Parties agree, with effect on and from the Effective Date, at the request of the Obligors, to amend the financial covenants and to the consequential amendment of the Facility Agreement and the other Finance Documents in connection with those matters.

OPERATIVE PROVISIONS

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Effective Date” means the date on which the conditions precedent in Clause 3 (Conditions Precedent) are satisfied.

“Facility Agreement” means the facility agreement dated 28 September 2012 as amended and restated by an amending and restating agreement dated 16 June 2014 and made between, amongst others, (i) the Borrowers, (ii) the Guarantors, (iii) the Original Lender, (iv) the Facility Agent, and (v) the Security Agent.

“Obligor” means the Borrowers and the Guarantors.

“Party” means a party to this Agreement.

1.2	Defined expressions

Defined expressions in the Facility Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (construction) and clause 1.4 (agreed forms of Finance Documents) of the Facility Agreement apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.

1.4	Designation as a Finance Document

The Borrowers and the Facility Agent designate this Agreement as a Finance Document.

1.5	Third party rights

Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

2	AGREEMENT OF THE FINANCE PARTIES

2.1	Agreement of the Original Lender

The Original Lender agrees, subject to and upon the terms and conditions of this Agreement, to a change in the financial covenants of the Facility Agreement.

2.2	Agreement of the Finance Parties

The Finance Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Facility Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1 (Agreement of the Original Lender).

2.3	Effective Date

The agreement of the Original Lender and the other Finance Parties contained in Clauses 2.1 (Agreement of the Original Lender) and 2.2 (Agreement of the Finance Parties) shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

The agreement of the Original Lender and the other Finance Parties contained in Clause 2.1 (Agreement of the Original Lender) and 2.2 (Agreement of the Finance Parties) is subject to:

(a)	no Default continuing on the date of this Agreement and the Effective Date or resulting from the occurrence of the Effective Date;

(b)	the Repeating Representations to be made by each Obligor being true in all material respects on the date of this Agreement and the Effective Date;

(c)	the Facility Agent having received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Facility Agent on or before [—] 2015 or such later date as the Facility Agent may agree with the Borrowers.

4	REPRESENTATIONS

4.1	Facility Agreement representations

Each Obligor that is a party to the Facility Agreement makes the representations and warranties set out in clause 18 (representations) of the Facility Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement.

4.2	Finance Document representations

Each Obligor makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement.

5	AMENDMENTS TO FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to the Facility Agreement

With effect on and from the Effective Date the Facility Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	By deleting clause 20.3 of the Facility Agreement and replacing it with the new clause 20.3:

“ASC shall at all times during the Security Period on a consolidated basis maintain:

(a) a minimum Solvency of at least 30 per cent.;

(b) minimum Cash of an amount the greater of:

(i) $750,000 per Fleet Vessel; and

(ii) 5 per cent. of the Total Consolidated Long Term Debt;

(c) a positive Working Capital excluding balloon maturities; and

(d) a ratio of EBITDA plus one third of cash in excess of minimum Cash to Total Interest Expenses, computed on a trailing 4 quarter basis shall at all times exceed 2.25:1.0; and

(e) Minimum Adjusted Net Worth of not less than $150,000,000.

The financial covenants contained in this Clause 20.3 shall be tested semi-annually on the basis of the annual and semi-annual financial statements provided under Clause 19.2 and shall be confirmed in the relevant Compliance Certificate referred to in Clause 19.3.”

(b)	By deleting clause 20.4 of the Facility Agreement and replacing it with the new clause 20.4:

“The expressions used in this Clause 20 shall be construed in accordance with IFRS, or GAAP as applicable, and for the purposes of this Agreement:

“Cash” means, at any time, cash credited to a bank account in the name of the Borrowers, ASC or a member of the Group and to which the Borrowers, ASC or a member of the Group is beneficially entitled to and for so long as:

(a)	that cash is repayable on demand;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other conditions;

(c)	there is no Security over that cash (although credit balances in the Earnings Accounts and Escrow Accounts or any other account in respect of which there is free access to the credit balance on that account in the absence of an event of default howsoever described) shall constitute cash for these purposes); and

the cash is freely and immediately available to be applied in repayment or prepayment of the Loan.

“Consolidated Equity” means, at any relevant time, the amount of the total capital reserves of ASC on a consolidated basis as stated is the most recent financial statements of the Group provided in accordance with Clause 19.2 (Financial statements) and determined in accordance with GAAP or IFRS.

“Consolidated Adjusted Total Assets” means the Total Assets adjusted as follows:

(a)	by using the Market Value Adjusted Total Assets value for the Fleet Vessels; and

(b)	by excluding intangible assets (including goodwill but not long-term contract revenue is acquired as part of a business combination).

“Consolidated Adjusted Total Liabilities” means the Total Consolidated Long Term Debt plus the Total Consolidated Short Term Debt adjusted as the Facility Agent may consider necessary to reflect the actual financial exposure of ASC and its Subsidiaries.

“Current Assets” means the current assets of ASC on a consolidated basis as stated in the most recent financial statements of the Group provided in accordance with Clause 19.2 (Financial statements) and determined in accordance with GAAP or IFRS.

“Current Liabilities” means the current liabilities of ASC on a consolidated basis as stated in the most recent financial statements of the Group provided in accordance with Clause 19.2 (Financial statements) and determined in accordance with GAAP or IFRS.

“EBITDA” means consolidated earnings before interest, taxes depreciation and amortisation.

“Financial Statements” means the financial statements of ASC provided in accordance with Clause 19.2 (Financial statements).

“Fleet Vessels” means any ship (including the Ships) from time to time wholly owned by the Guarantors (directly or indirectly) (excluding vessels under construction and vessels chartered in for period shorter than 18 months) (each a “Fleet Vessel”).

“Fleet Market Value” means in relation to a Fleet Vessel, the Market Value of such Fleet Vessel.

“Market Value Adjusted Total Assets” means the Total Assets of ASC adjusted in each case for the difference of the book value of the Fleet Vessels (as evidenced in the most recent Financial Statements) and the Fleet Market Value.”

“Minimum Adjusted Net Worth” means at any relevant time, the amount by which the Consolidated Adjusted Total Assets of the Group exceed the Consolidated Adjusted Total Liabilities of the Group.

“Solvency” means Consolidated Equity to Market Value Adjusted Total Assets.

“Total Assets” means, in respect of ASC, the amount of total assets of ASC at any time on a consolidated basis which would be included in the applicable Financial Statements for ASC as total assets determined in accordance with IFRS or GAAP as applicable.

“Total Consolidated Long Term Debt” means, in respect of ASC, the amount of total liabilities of ASC (as such term is defined in the applicable Financial Statements of ASC and including without limitation any liability in respect of any lease or hire purchase contract) at any time on a consolidated basis which would be included in the applicable Financial Statements of ASC as total long term debt in accordance with IFRS or GAAP as applicable, including the current portion of long term debt (as such term is defined in the applicable Financial Statements for ASC).

“Total Consolidated Short Term Debt” means, at any relevant time, the amount of the total liabilities of ASC on a consolidated basis which would be included in the applicable Financial Statements of ASC as total short term debt in accordance with GAAP or IFRS including the current portion of short term debt.

“Total Interest Expenses” means, in respect of any period and at any relevant time, the aggregate (calculated on a consolidated basis of ASC) of:

(a)	the amounts charged and posted (or estimated to be charged and posted) as a current accrual accrued during such period by way of interest on all financial indebtedness in accordance with GAAP or IFRS; and

(b)	net payments in relation to interest rate hedging arrangements in respect of financial indebtedness in accordance with GAAP or IFRS (after deducting net income in relation to such interest rate hedging arrangements).

“Working Capital” means the Current Assets less the Current Liabilities.”

(c)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

(d)	by construing references throughout to “this Agreement” and other like expressions as if the same referred to the Facility Agreement as amended and supplemented by this Agreement.

5.2	Amendments to Finance Documents

With effect on and from the Effective Date each of the Finance Documents other than the Facility Agreement, shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(b)	by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clause 5.1 (Specific amendments to the Facility Agreement) and Clause 5.2 (Amendments to Finance Documents); and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCE

6.1	Further assurance

(a)	Each Obligor shall (and the Guarantors shall procure that each member of the Group and any Obligor not a party to this Agreement will) promptly, and in any event within the time period specified by the Facility Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgements, proxies and powers of attorney), as the Facility Agent may specify (and in such form as the Facility Agent may require in favour of the Facility Agent or its nominee(s)) to implement the terms and provisions of this Agreement.

(b)	Each Obligor shall (and the Guarantors shall procure that each member of the Group and any Obligor not a party to this Agreement will) promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):

(i)	to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right or any kind created or intended to be created under or evidenced by the Finance Documents as amended and supplemented by this Agreement (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent, any Receiver or the Secured Parties provided by or pursuant to the Finance Documents as amended and supplemented by the Agreement or by law;

(ii)	to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents as amended and supplemented by this Agreement;

(iii)	to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document as amended and supplemented by this Agreement in respect of which the Security has become enforceable; and/or

(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

(c)

Each Obligor shall, (and the Guarantors shall procure that each member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents as amended and supplemented by this Agreement.

6.2	Additional corporate action

At the same time as an Obligor delivers to the Facility Agent or Security Agent any document executed under this Clause 6 (Further Assurance), that Obligor shall deliver to the Facility Agent or Security Agent as applicable a certificate signed by two of that Obligor’s directors or officers which shall:

(a)	set out the text of a resolution of that Obligor’s directors specifically authorising the execution of the document specified by the Facility Agent or the Security Agent as applicable; and

(b)	state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors of officers and is valid under that Obligor’s articles of association or other constitutional documents.

7	COSTS AND EXPENSES

Clause 16.2 (amendment costs) of the Facility Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

8	NOTICES

Clause 36 (notices) of the Facility Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

9	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11	ENFORCEMENT

11.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

11.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)	irrevocably appoints WFW Legal Services Ltd of 15 Appold Street, London, EC2A 2HB, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within 3 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT

1	Obligors

Documents of the kind specified in Schedule 2 Part A paragraph 1 of the Facility Agreement.

2	Legal opinions

A legal opinion of the legal advisers to the Arranger, the Facility Agent and the Security Agent on Marshall Islands law and such other relevant jurisdictions as the Facility Agent may require.

3	Other documents and evidence

3.1	A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement, or for the validity and enforceability of any Finance Document as amended and supplemented by this Agreement.

3.2	Evidence that the costs and expenses then due from the Borrowers pursuant to Clause 7 (Costs and Expenses) have been paid or will be paid by the Effective Date.

EXECUTION PAGES

BORROWERS

SIGNED by Katharine Langabeer	)	/s/ Katharine Langabeer
duly authorised	)	Katharine Langabeer
for and on behalf of	)	Attorney-in-Fact
FASTNET SHIPCO LLC	)
in the presence of:	)

Witness’ signature:	)	/s/ Constance Daws
Witness’ name:	)	Constance Daws, Solicitor
Witness’ address:	)	London EC2A 2HB

SIGNED by Katharine Langabeer	)	/s/ Katharine Langabeer
duly authorised	)	Katharine Langabeer
for and on behalf of	)	Attorney-in-Fact
SHANNON SHIPCO LLC	)
in the presence of:	)

Witness’ signature:	)	/s/ Constance Daws
Witness’ name:	)	Constance Daws, Solicitor
Witness’ address:	)	London EC2A 2HB

SIGNED by Katharine Langabeer	)	/s/ Katharine Langabeer
duly authorised	)	Katharine Langabeer
for and on behalf of	)	Attorney-in-Fact
ROCKALL SHIPCO LLC	)
in the presence of:	)

Witness’ signature:	)	/s/ Constance Daws
Witness’ name:	)	Constance Daws, Solicitor
Witness’ address:	)	London EC2A 2HB

SIGNED by Katharine Langabeer	)	/s/ Katharine Langabeer
duly authorised	)	Katharine Langabeer
for and on behalf of	)	Attorney-in-Fact
FORTH SHIPCO LLC	)
in the presence of:	)

Witness’ signature:	)	/s/ Constance Daws
Witness’ name:	)	Constance Daws, Solicitor
Witness’ address:	)	London EC2A 2HB

SIGNED by Katharine Langabeer	)	/s/ Katharine Langabeer
duly authorised	)	Katharine Langabeer
for and on behalf of	)	Attorney-in-Fact
VIKING SHIPCO LLC	)
in the presence of:	)

Witness’ signature:	)	/s/ Constance Daws
Witness’ name:	)	Constance Daws, Solicitor
Witness’ address:	)	London EC2A 2HB

GUARANTORS

SIGNED by Katharine Langabeer	)	/s/ Katherine Langabeer
duly authorised	)	Katharine Langabeer
for and on behalf of	)	Attorney-in-Fact
ARDMORE SHIPPING CORPORATION	)
in the presence of:	)

Witness’ signature:	)	/s/ Constance Daws
Witness’ name:	)	Constance Daws, Solicitor
Witness’ address:	)	London EC2A 2HB

SIGNED by Katharine Langabeer	)	/s/ Katharine Langabeer
duly authorised	)	Katharine Langabeer
for and on behalf of	)	Attorney-in-Fact
ARDMORE SHIPPING LLC	)
in the presence of:	)

Witness’ signature:	)	/s/ Constance Daws
Witness’ name:	)	Constance Daws, Solicitor
Witness’ address:	)	London EC2A 2HB

ORIGINAL LENDER

SIGNED by Emeline Yew	)	/s/ Emeline Yew
duly authorised	)	Emeline Yew
for and on behalf of	)	Attorney-in-Fact
DVB BANK SE	)
in the presence of:	)

Witness’ signature:	)	/s/ Constance Daws
Witness’ name:	)	Constance Daws, Solicitor
Witness’ address:	)	London EC2A 2HB

FACILITY AGENT

SIGNED by Emeline Yew	)	/s/ Emeline Yew
duly authorised	)	Emeline Yew
for and on behalf of	)	Attorney-in-Fact
DVB BANK SE	)
in the presence of:	)

Witness’ signature:	)	/s/ Constance Daws
Witness’ name:	)	Constance Daws, Solicitor
Witness’ address:	)	London EC2A 2HB

SECURITY AGENT

SIGNED by Emeline Yew	)	/s/ Emeline Yew
duly authorised	)	Emeline Yew
for and on behalf of	)	Attorney-in-Fact
DVB BANK SE	)
in the presence of:	)

Witness’ signature:	)	/s/ Constance Daws
Witness’ name:	)	Constance Daws, Solicitor
Witness’ address:	)	London EC2A 2HB